UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2011
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32891 (Commission File Number)	20-3552316 (IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC (Address of principal executive offices)	27105 (Zip Code)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
     The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Hanesbrands Inc. (the “Company”) was held on April 26, 2011 in New York, New York. A total of 86,135,320 shares of the Company’s common stock (89.38% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting, in person or by proxy. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.
Election of Directors
     The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-votes
Lee A. Chaden	74,932,539	2,240,148	—	8,962,633
Bobby J. Griffin	74,906,420	2,266,267	—	8,962,633
James C. Johnson	74,953,145	2,219,542	—	8,962,633
Jessica T. Mathews	74,902,854	2,269,833	—	8,962,633
J. Patrick Mulcahy	74,944,455	2,228,232	—	8,962,633
Ronald L. Nelson	73,180,143	3,992,544	—	8,962,633
Richard A. Noll	74,045,211	3,127,476	—	8,962,633
Andrew J. Schindler	74,661,125	2,511,562	—	8,962,633
Ann E. Ziegler	73,189,975	3,982,712	—	8,962,633
Ratification of Appointment of Independent Registered Public Accounting Firm
     The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2011 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
84,443,828	185,041	1,506,451	—
Non-Binding, Advisory Vote Regarding Executive Compensation
     The stockholders of the Company approved, by a non-binding, advisory vote, executive compensation as disclosed in the Company’s Proxy Statement for the Annual Meeting. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
72,783,002	2,238,906	2,150,779	8,962,633
Non-Binding, Advisory Vote Regarding the Frequency of Future Advisory Votes Regarding Executive Compensation
     The stockholders of the Company recommended, by a non-binding, advisory vote, an annual advisory vote regarding executive compensation. The voting results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-votes
62,291,374	211,493	12,513,860	2,155,960	8,962,633

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2011	HANESBRANDS INC.
	By:	/s/Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary